Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references in this Form 10-K of Plains Exploration & Production Company, as well as in the Notes to the Consolidated Financial Statements included in such Form 10-K, to our reserve reports to the interest of Plains Exploration & Production Company and its subsidiaries (collectively the “Company”), relating to the estimated quantities of certain of the Company’s proved and probable reserves of oil and gas and present values thereof for certain periods. We also consent to the incorporation by reference of such reports in the Registration Statements on Forms S-8 (No. 333-102627, No. 333-107990, No. 333-115628, No. 333-117425, No. 333-145004 and No. 333-166830) and Form S-3 (No. 333-165263) of Plains Exploration & Production Company and the Registration Statement on Form S-4 (No. 333-185747) of Freeport-McMoRan Copper & Gold Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

February 21, 2013